EX-35.4
CERTIFICATION


Solely with Respect to the Ala Moana Serviced Companion Loans Held by the CWCapital Commercial Funding Corp. COBALT CMBS Commercial Mortgage Trust 2007-C2 and Serviced under the CD 2006-CD3 Mortgage Trust
Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") Annual Compliance Statement per PSA Section 10.11


This Officer's Certificate and Annual Statement as to Compliance is furnished to you pursuant to Section 10.11 of the Pooling and Servicing Agreement, dated as of October 1, 2006, among Deutsche Mortgage & Asset Receiving Corporation, as Depositor, Capmark Finance Inc., as General Master Servicer, Wachovia Bank, National Association, as Master Servicer No. 2, J.E. Robert Company, Inc., as Special Servicer, and LaSalle Bank National Association as Trustee and Paying Agent, and solely with respect to the Ala Moana Serviced Companion Loans held by the CWCapital Commercial Funding Corp. COBALT CMBS Commercial Mortgage Trust 2007-C2 and serviced under the Pooling and Servicing Agreement. All terms used herein shall have the meaning set forth for such terms in the Pooling and Servicing Agreement.

The undersigned Special Servicer Officer, on behalf of J.E. Robert Company, Inc., hereby certifies:

(i) a review of the activities of the Special Servicer during the calendar year 2007 or portion thereof and of its performance under this Pooling and Servicing Agreement has been made under such officer's supervision; and

(ii) to the best of such officer's knowledge, based on such review, the Special Servicer has fulfilled all its obligations under this Pooling and Servicing Agreement in all material respects throughout such year or portion thereof.

Date: March 4, 2008

J.E. ROBERT COMPANY, INC.

By: /s/ Michael F. Cocanougher
Michael F. Cocanougher
Director of Special Servicing
Special Servicer Officer



With copies to:

CW Capital Commercial Funding Corp.
Attention: Craig Lieberman
One Charles River Place
63 Kendrick Street
Needham, Massachusetts 02494

Cadwalader, Wickersham & Taft
Attention: Anna Glick
One World Financial Center
New York, New York 10281

Wachovia Bank, National Association
Attention: CWCapital Cobalt 2007-C2
8739 Research Drive
URP4
Charlotte, North Carolina 28262-1075